As filed with the Securities and Exchange Commission on October 26, 1999.
                           File No. 333-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
--------------------------------------------------------------------------------


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------


                           UNION PLANTERS CORPORATION
             (Exact name of registrant as specified in its charter)

  TENNESSEE                                                 62-0859007
(State or other jurisdiction of incorporation    (I.R.S. Employer Identification
 or organization)                                 Number)

              7130 GOODLETT FARMS PARKWAY, MEMPHIS, TENNESSEE 38018 (Address, including zip code, of Principal Executive Offices)

 UNION PLANTERS CORPORATION 1998 STOCK INCENTIVE PLAN FOR OFFICERS AND EMPLOYEES (AS AMENDED)
                            (Full Title of the Plan)

   E. James House, Jr.                               Copy To:
   Secretary and Manager of the Legal Department     Cynthia W. Young
   Union Planters Corporation                        Wyatt, Tarrant & Combs
   7130 Goodlett Farms Parkway                       2800 Citizens Plaza
   Memphis, Tennessee 38018                          Louisville, Kentucky  40202
   (901) 580-6596                                    (502) 589-5235
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
                                                                                        Proposed
Title of securities to be      Amount to be          Proposed maximum of-           maximum aggregate           Amount of
        registered               registered       fering price per unit <F1>        offering price <F1>        registration fee
--------------------------------------------------------------------------------------------------------------------------------

Common Stock, $5.00           1,500,000 <F2>             $41.375                      $62,062,500              $17,263.38
par value (and associ
ated Preferred Share
Rights)


<F1>     Determined  in  accordance  with  Rule  457(h),  the  registration  fee calculation is based on the average of the high and low prices of the Registrant's Common Stock reported on the New York Stock Exchange on October 25, 1999.

<F2>     Includes preferred share purchase rights.  Prior to  the occurrence of certain events, these rights will not be exercisable or evidenced separately from the Common Stock. The amount of Common Stock to be registered hereby includes 1,500,000 shares of Common Stock to be issued pursuant to the exercise of options granted to officers and employees under the Union Planters Corporation 1998 Stock Incentive
         Plan for  Officers  and  Employees,  as amended;  plus such  additional shares as may be issued pursuant to the anti-dilution provisions thereof to reflect stock splits, stock dividends or similar transactions pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").

EXPLANATORY NOTE

This Registration Statement is for the registration of additional shares of Common Stock (and associated preferred share purchase rights) for issuance under the Union Planters Corporation 1998 Stock Incentive Plan for Officers and Employees, as amended October 21, 1999 (the "Plan"). These securities are in addition to the securities registered on the Registration Statement on Form S-8 (SEC No. 333-67301) previously filed by the Registrant on November 13, 1998, and as to which a filing fee of $46,035.06 was paid. At that time, 3,500,000 shares of Common Stock were registered for issuance under the Plan. An additional 1,500,000 shares of Common Stock were authorized for issuance under the Plan as amended October 21, 1999, and these additional shares represent the shares of Common Stock being registered hereby. Therefore, pursuant to General Instruction E on Form S-8, the contents of the earlier registration statement relating to the Plan (SEC No. 333-6701) are incorporated by reference into this Registration Statement, subject to the following.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed by Union Planters Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and deemed to be a part hereof from the date of the filing of such documents:

                  1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 (provided that any information included or incorporated by reference in response to Items 402(a)(8), (i), (k), or (l) of Regulation S-K of the Securities and Exchange Commission shall not be deemed to be incorporated herein and is not part of the Registration Statement);

                  2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999 (filed May 11, 1999 and August 10, 1999, respectively);

                  3. The Registrant's Current Reports on Form 8-K dated January 21, 1999 (filed January 22, 1999), dated April 15, 1999 (filed April 15, 1999), and dated July 15, 1999 (filed July 15, 1999);

                  4. The description of the current management and Board of Directors of the Registrant contained in the Proxy Statement of the Registrant filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 for the Registrant's Annual Meeting of Shareholders held on April 15, 1999;

                  5. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement under Section 12(b) of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating such description; and

                  6.  The  description  of  the  Registrant's   Preferred  Share
Purchase Rights set forth in the Registrant's Registration Statement on Form 8-A dated and filed January 22, 1999 (SEC File No. 001-10160).

`

                  All documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The validity of the shares of the Registrant's Common Stock offered pursuant to the Registration Statement will be passed upon by E. James House, Jr., Secretary and Manager of the Legal Department of the Registrant. E. James House, Jr. is an officer of and receives compensation from the Registrant, and owns shares and holds options to acquire shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

           The Restated Charter of the Registrant provides as follows:

                  TWELFTH: INDEMNIFICATION OF CERTAIN PERSONS:

          To the fullest extent permitted by Tennessee law, the Corporation may indemnify or purchase and maintain insurance to indemnify any of its directors, officers, employees or agents and any persons who may serve at the request of the Corporation as directors, officers, employees, trustees or agents of any other corporation, firm, association, national banking association, state-chartered bank, trust company, business trust, organization or any other type of entity whether or not the Corporation shall have any ownership interest in such entity. Such indemnification(s) may be provided for in the Bylaws, or by resolution of the Board of Directors or by appropriate contract with the person involved.

Article V, INDEMNIFICATION, of the Registrant's Amended and Restated Bylaws provides as follows:

          The Corporation does hereby indemnify its directors and officers to the fullest extent permitted by the laws of the State of Tennessee and by ARTICLE TWELFTH of its Charter. The Corporation may indemnify any other person to the extent permitted by the Charter and by applicable law.
          Indemnification of corporate directors and officers is governed by Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (the "Act"). Under the Act, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and  reasonable  expenses  (including  attorneys'
          fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings only, in addition, had no reasonable cause to believe that his conduct was unlawful. A Tennessee corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such suit unless such director or officer did not act in good faith or with the degree of diligence, care and skill which ordinary prudent men exercise under similar circumstances and in like positions.

          A person who has been wholly successful, on the merits or otherwise, in the defense of any of the foregoing types of suits or proceedings is entitled to indemnification for the foregoing amounts. A person who has not been wholly successful in any such suit or proceeding may be indemnified only upon the order of a court or a finding that the director or officer met the required statutory standard of conduct by (i) a majority vote of a disinterested quorum of the Board of Directors, (ii) the Board of Directors based upon the written opinion of independent legal counsel to such effect, or (iii) a vote of the shareholders.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         See Exhibit Index, which is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)  To include any prospectus required by Section 10
                  (a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 21st day of October, 1999.

                           UNION PLANTERS CORPORATION

                           By:      /s/ BENJAMIN W. RAWLINS, JR.
                                    Benjamin W. Rawlins, Jr.
                                    Chairman of the Board and
                                    Chief Executive Officer


                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. James House, Jr. and M. Kirk Walters, and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons as of the 21st day of October, 1999 in the capacities indicated.

NAME                                CAPACITY                          DATE

/s/BENJAMIN W. RAWLINGS, JR.Chairman of the Board, Chief        October 21, 1999
Benjamin W. Rawlins, Jr.    Executive Officer and Director
                            (Principal Executive Officer)

/s/ JACKSON W. MOORE        President, Chief Operating Officer  October 21, 1999
Jackson W. Moore            Chief Operating Officer and Director


/s/ JOHN W. PARKER          Executive Vice President and        October 21, 1999
John W. Parker              Chief Financial Officer
                            (Principal Financial Officer)

/s/ M. KIRK WALTERS         Senior Vice President, Treasurer    October 21, 1999
M. Kirk Walters             and Chief Accounting Officer


/s/ ALBERT M. AUSTIN                  Director                  October 21, 1999
Albert M. Austin

/s/ GEORGE W. BRYAN                   Director                  October 21, 1999
George W. Bryan


/s/ JAMES E. HARWOOD                  Director                  October 21, 1999
James E. Harwood


/s/ C.E. HEILIGENSTEIN                Director                  October 21, 1999
C.E. Heiligenstein


/s/ CARL G. HOGAN                     Director                  October 21, 1999
Carl G. Hogan


/s/ S. LEE KLING                      Director                  October 21, 1999
S. Lee Kling


/s/ PARNELL S. LEWIS, JR.             Director                  October 21, 1999
Parnell S. Lewis, Jr.


/s/ C.J. LOWRANCE, III                Director                  October 21, 1999
C.J. Lowrance, III


/s/ V. LANE RAWLINS                   Director                  October 21, 1999
V. Lane Rawlins


/s/ DONALD F. SCHUPPE                 Director                  October 21, 1999
Donald F. Schuppe


/s/ DAVID M. THOMAS                   Director                  October 21, 1999
David M. Thomas


/s/ RICHARD A. TIPPEER, JR.           Director                  October 21, 1999
Richard A. Tippeer, Jr.


/s/ SPENCE L. WILSON                  Director                  October 21, 1999
Spence L. Wilson

                             EXHIBIT INDEX
                                  TO
                  REGISTRATION STATEMENT ON FORM S-8

Exhibit Number                      Description

         4.1 Amended and Restated Charter of Union Planters Corporation. (Incorporated by reference to Exhibit 3 to the Registrant's Registration Statement on Form 8-A dated and filed January 22, 1999 (SEC File No. 001-10160)

         4.2 Amended and Restated Bylaws of Union Planters Corporation. (Incorporated by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-10160)

         4.3 Rights Agreement, dated January 19, 1999, by and between Union Planters Corporation and Union Planters National Bank. (Incorporated by reference to Exhibit 2 to the Registrant's Registration Statement on Form 8-A dated and filed January 22, 1999 (SEC File No. 001- 10160)

         5.1 Opinion of E. James House, Jr., Secretary and Manager of the Legal Department of Union Planters Corporation, as to the validity of the shares of the Common Stock of Union Planters Corporation.

         23.1 Consent of E. James House, Jr., Secretary and Manager of the Legal Department of Union Planters Corporation (included in
                  Exhibit 5.1).

         23.2     Consent of PricewaterhouseCoopers LLP

         24.1     Power of Attorney (included on the signature page)

         99.1 Union Planters Corporation 1998 Stock Incentive Plan for Officers and Employees (as amended October 21, 1999)